EXHIBIT 10.15


                          TRUCKERSB2B VENDOR AGREEMENT

     This Business to Business Vendor Agreement (the "Agreement") is entered into this 15th day of April, 2004 (the "Effective Date") by and between TruckersB2B, Inc., a Delaware corporation having its principal office located at 9503 E. 33rd Street, Indianapolis, Indiana 46235 ("B2B") and Power2ship, a Nevada corporation having its principal office located at 903 Clint Moore Road, Boca Raton, Florida 33487 ("Vendor").

     WHEREAS, B2B is an internet-based business-to-business program (the "Program") for purposes of providing volume purchasing and savings to company owned fleets and owner operator members ("Members") within the transportation industry (the "Industry"); and

     WHEREAS,   Vendor  is  engaged  in  the  business  of  providing   logistic
     applications, among other things, to businesses in the Industry; and

     WHEREAS, the parties desire to enter into an agreement whereby Vendor shall, among other things, offer certain of its goods and services to B2B's Members through the Program;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements made herein, the parties agree as follows:

     1. SERVICES. The services to be provided hereunder by B2B and Vendor shall be as described on Exhibit "A" attached hereto and incorporated herein (the "Services").

     2. FINANCIAL TERMS. The financial terms agreed to between the parties shall be as described on Exhibit "B" attached hereto and incorporated herein (the "Financial Terms").

     3. TERM. The term of this Agreement shall be for a period of one year commencing on the Effective Date (the "Term"), subject to earlier termination as herein provided. The Term will be automatically extended for additional one year renewal periods, subject to earlier termination as herein provided, provided that either party may prevent such automatic renewal by delivery of written notice to the other party at least 60 days prior to the end of the Term or then current renewal period.

     4.       EVENTS OF DEFAULT; BREACH.

     a. EVENTS OF DEFAULT. The occurrence of any of the following events (individually, an "Event of Default" shall constitute an Event of Default under this Agreement:

        i. PAYMENT OF OBLIGATIONS UNDER THIS AGREEMENT. The failure by either party to make any payment due to the other when such payment is due and owing pursuant to the terms and conditions of this Agreement.

        ii. FAILURE TO PERFORM. The failure of any party to perform any term, covenant or agreement contained in this Agreement in any material respect.

        iii. BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty of any party hereto made in this Agreement shall prove to be false, or have been false in any material respect upon the date when made.

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iv.  INSOLVENCY, BANKRUPTCY, ETC.

     (a). If any party hereto shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay or shall generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such party or of any substantial part of the assets of such party or shall commence any case or other proceeding relating to such party under any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or any such petition or application shall be filed or any such case or other proceeding shall be commenced against such party and such party shall indicate its approval thereof, consent thereto, or acquiescence therein.

     (b). If a decree or order shall be entered appointing any such trustee, custodian, liquidator, or receiver, or adjudicating either party hereto bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief shall be entered in respect of a party hereto in an involuntary case under Federal bankruptcy laws as now or hereafter in effect.

B. NOTICE OF BREACH; RIGHT TO TERMINATE. If any Event of Default shall have occurred, the non-defaulting party may notify the defaulting party in writing (the "Notice of Default") of such Event of Default. If such Event of Default has not been cured or waived in writing within 15 days of the date of the defaulting party's receipt of the Notice of Default, the non-defaulting party may, in its discretion, immediately terminate this Agreement. The foregoing right to terminate is not intended to be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

C. EFFECT OF TERMINATION. All rights and obligations of each party hereunder with respect to transactions occurring prior to the effective date of any termination of this Agreement shall survive any termination or expiration of this Agreement for a period of 12 months, including, but not limited to, any termination resulting from the material breach hereof by either party.

5. ARBITRATION. Any controversy, dispute or question arising out of, or in connection with, or in relation to this Agreement or the interpretation, performance or non-performance or breach thereof will be determined by arbitration conducted in Delaware and pursuant to the laws of the State of Delaware in accordance with the then existing commercial rules of the American Arbitration Association. B2B and Vendor will each select one arbitrator, and the two arbitrators will mutually select a third. Any such arbitration shall be conducted within 60 days following either party's notice of the commencement of arbitration proceedings. Any decision rendered will be binding upon the parties, however, the arbitrators will have no authority to grant any relief that is inconsistent with this Agreement. The expenses of arbitration, including reasonable attorneys' fees, will be borne by the non-prevailing party thereto. In the event any party appeals the arbitrators' decision, the party who ultimately loses shall pay all expenses of arbitration, including reasonable attorneys' fees.

6. Indemnity. Each party hereto ("Indemnifying Party") hereby agrees to indemnify and hold harmless the other party hereto, its employees, subsidiaries, affiliates, directors, officers and agents (collectively, an


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     "Indemnified  Party"),  from  and  against  and in  respect  of any and all charges, claims, damages, costs, judgments, expenses (including reasonable attorneys' fees, costs, and disbursements), penalties, and liabilities of any kind or nature which may be sustained or suffered by the Indemnified Party by reason of, based upon, relating to, or arising out of the sale of goods or services hereunder by the Indemnifying Party, or any breach of any of the covenants, agreements, representations or warranties contained in this Agreement by the Indemnifying Party. All rights and remedies hereunder shall be cumulative and shall not interfere with or prevent the exercise of any other right or remedy which may be available to the Indemnified Party. The Indemnified Party shall promptly notify the Indemnifying Party in writing of any claim, demand, suit, or proceeding with respect to which it
     seeks  indemnification,   provided,   however,  that  any  failure  by  the
     Indemnified Party to provide such notification to the Indemnifying Party shall discharge the Indemnifying Party of its indemnification obligation hereunder only to the extent that such failure prejudices the Indemnifying Party, and the Indemnifying Party shall at all times have the sole right and authority to control, defend, settle, or compromise such claim, demand, suit, or proceeding with counsel of its own choosing which is reasonably acceptable to the Indemnified Party and in such manner as it may deem advisable; provided, however, that: (i) such settlement or compromise does not contain any finding or admission of any violation of laws or any fault on the part of the Indemnified Party, and has no effect on any other claims that may be made by the Indemnified Party, and (ii) the sole relief provided in such settlement or compromise is monetary damages that are paid in full by the Indemnifying Party.

7. CONFIDENTIALITY. Vendor and B2B agree and covenant to each other that they shall not, during the term of this Agreement or at any time after the termination or expiration hereof, (i) disclose to any third party or (ii) use other than during the proper performance of their duties hereunder, any of the procedures, practices, dealings, or other information concerning the business, finances, transactions, customer lists, or affairs of the other party hereto which is disclosed by one party (the "Disclosing Party") to the other party (the "Receiving Party"), (collectively, "Confidential Information"), including any written information or other documentation thereof. The provisions of this Section 7 shall not apply to (i) information already in the possession of the Receiving Party as of the time of the disclosure which was not given to the Receiving Party under a then-existing obligation of confidentiality, (ii) information developed independently by the Receiving Party without reference to, or use of, any Confidential Information, (iii) information obtained by the Receiving Party from a source other than the Disclosing Party not known by the Receiving Party to be under any obligation of confidentiality to the Disclosing Party, (iv) information which is publicly available when received, or which thereafter becomes publicly available other than through any unauthorized disclosure by, through, or on behalf of, the Receiving Party; (v) disclosures required by law; and/or (vi) disclosures required to be made by the Receiving Party in the ordinary course of business to attorneys, accountants, and similar professionals retained to perform services for either Vendor or B2B; provided, however, that all such disclosures shall be made only on a "need to know" basis, shall be subject to the confidentiality restrictions contained herein, and any such recipient shall recognize such restrictions and agree to be bound by the terms hereof in respect thereof, or otherwise be legally obligated to the Receiving Party to maintain the confidentiality thereof. The parties hereto agree that in the event of any breach or threatened breach by the Receiving Party of this
     Section 7, the Disclosing Party shall be entitled to injunctive relief against the Receiving Party to restrain and redress such breach or threatened breach, which relief shall be in addition to any other relief (including, but not limited to, monetary damages) available to the Disclosing Party under this Agreement, at law, or in equity; it being agreed that any such breach or threatened breach by the Receiving Party shall cause the Disclosing Party irreparable harm for which the Disclosing

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     Party shall have no adequate legal remedy.

8.   USE OF TRADENAMES, SERVICEMARKS, ETC.

A. GENERAL. Neither party hereto is given nor will any party hereto claim in any way any right to or in the servicemarks, logos, trademarks, or tradenames (the "Marks") belonging to the other party or any affiliate, except for the limited license provided hereunder.

B. USES BY THE PARTIES. Each party will use the Marks only in the manner and to the extent specifically permitted in writing. All advertising, publicity, signs or other materials employing in any way whatsoever the Marks shall be submitted in writing to the parties hereto prior to such use. Upon termination of this Agreement, each party shall, upon written request, execute and deliver a written certification acknowledging that it has ceased to use the Marks of the other party and that it has no further interest or right therein.

9. NEWS RELEASES. Neither party shall make any news release or public announcements, confirmations, or denials with respect to the terms and conditions of all or any part of this Agreement without the prior review and consent of the other party (such review to be promptly conducted and such consent not to be unreasonably withheld), provided that either party may make such disclosure of this Agreement and its terms as its legal counsel deems necessary in connection with regulatory disclosure requirements.

10. STATUS OF PARTIES. None of the provisions of this Agreement is intended to create nor shall be deemed or construed to create any relationship between the parties hereto other than that of independent entities contracting with each other hereunder solely for the purpose of effecting the provisions of this Agreement. Neither of the parties, nor any of their respective employees, shall be construed to be the employer of the other.

11. LIMITATION OF LIABILITY. The liability of the parties hereto, and their affiliates, under this Agreement shall be limited to direct damages proven.

12.  GENERAL PROVISIONS.

A. WARRANTIES. B2B and Vendor respectively warrant that B2B and Vendor have taken all necessary corporate action to approve this Agreement and to authorize their respective officers to execute this Agreement and such further documents as are necessary and proper to consummate the terms and provisions of this Agreement; upon the execution hereof, this Agreement will constitute the valid and legally binding obligation of B2B and Vendor, enforceable in accordance with its terms. Vendor warrants that its products shall comply with their functional specifications.

B. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:


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     If to B2B:
          TruckersB2B, Inc.
          Jon Russell President
          9503 East 33rd Street
          Indianapolis, IN  46235
          Fax: (317) 972-7055


     If to Vendor:
          Power2Ship, Inc.
          --------------------------------------
          903 Clint Moore Rd.
          --------------------------------------
          Boca Raton, FL 33487
          --------------------------------------
          Attn: Michael Darden
          --------------------------------------

     or such other address(es) as either party may hereafter designate in writing from time to time. Any party may change its address for purposes of this Agreement by giving notice of such change to the other party pursuant to the terms of this Section.


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C.   WAIVER.  Failure to insist  upon strict  compliance  with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right
     or  power   hereunder   at  any  time  or  times  be  deemed  a  waiver  or
     relinquishment of such right or power at any time or times.

D. COMPLIANCE WITH LAWS. Each party agrees that all actions taken by it under this Agreement will comply in all material respects with all applicable laws, rules and regulations having the force and effect of law.

E.   HEADINGS.  The section and other  headings  contained in this Agreement are
     for   reference   purposes  only  and  shall  not  affect  the  meaning  or
     interpretation of this Agreement.

F. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the local laws of the State of Delaware, without regard to its choice of law rules of such State. The parties stipulate to the jurisdiction and venue of the courts of Delaware.

G. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

H. ENTIRE AGREEMENT. This Agreement, including Exhibits A and B, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, oral or written, between the parties with respect to such subject matter.

I. SEVERABILITY. In case one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby.

J. ASSIGNMENT; SUCCESSORS AND ASSIGNS. Neither party shall assign this Agreement, or delegate or transfer any right, interest, or obligation hereunder, without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld), and any attempt to make any such assignment, delegation, or transfer without the other party's prior written consent shall be null and void. The rights and obligations of each party hereto under this Agreement shall inure to the benefit of and shall be binding upon the respective successors and assigns of each party hereto.

K. AMENDMENT. This Agreement may be amended at any time and from time to time by an instrument in writing signed by each party hereto, or their respective successors or assigns.

L. DRAFT AGREEMENT NOT AN OFFER. This agreement shall be considered in draft form only, and shall not be binding upon B2B unless and until it has been executed by Jon Russell, President of B2B.


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IN WITNESS WHEREOF, B2B and Vendor have caused this Agreement to be executed pursuant to appropriate authority duly given as of the day and year first written above.



Company Name:  Power2Ship, Inc.                      TRUCKERSB2B, INC.
              ------------------------------
By:  /s/ Michael Darden                              By: /s/ Jon Russell
    ----------------------------------------            ------------------------
Printed Name:  Michael J. Darden                     Name:    Jon Russell
              ------------------------------
Printed Title:  President                            Title:   President
               -----------------------------


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                                   EXHIBIT "A"

                                    SERVICES

Commencing the Effective Date,

1. DEFINITIONS: B2B agrees, on a non-exclusive basis, to refer prospective B2B members with available power units to Vendor. For purposes of this Agreement, each referral of a B2B member that Vendor has not independently contacted or identified prior to receipt of such referral, shall be deemed a Qualified referral.

2.   VENDOR WILL:

     A. Receive and process applications and may, in its sole discretion, offer its services to B2B members.

     B. Respond, within a mutually agreed upon amount of time, directly to all B2B members whom are presented as sales leads by B2B.

     C. Assign a point of contact whose function is to manage, coordinate, and promote the B2B/Vendor relationship for the mutual benefit of both parties.

     D. Provide the resources required to develop the programming necessary to integrate, launch, operate, and maintain Vendor's Web site link with B2B's Web site so that Vendor's products are, or information as to how to access Vendor's products is, immediately available to B2B's members at B2B's Web site.

3.   B2B will:

     A. Assign a point of contact whose function is to manage, coordinate, and promote the B2B/Vendor relationship for the mutual benefit of both parties.

     B. Provide the resources required to develop the programming necessary to integrate, launch, operate, and maintain B2B's Web site link with Vendor's Web site so that Vendor's products are, or information as to how to access Vendor's products is, immediately available to B2B's members at B2B's Web site.

     C. In consideration of the payments and commissions described in Exhibit B herein, B2B will actively promote and market Vendor's products and services at an equivalent level to that of B2B's existing vendors at no additional cost. These promotional and marketing activities will include, but not be limited to Web promotion, Member newsletters, direct mail, email, fax marketing, and inside sales representation to B2B members.

     D. Mention Vendor at least once a quarter in a blast email/fax to B2B Members (including the initial product launch email/fax). e. Include a description of Vendor's products and services within the B2B Web site and the B2B Member booklet, which is distributed to all new members and existing members after each communication with B2B sales.

4. SPECIAL MARKETING AND PROMOTIONAL PROGRAMS:

     B2B and Vendor may jointly agree to create additional marketing and promotional programs to increase the use of Vendor's products and services. B2B and Vendor will jointly agree in advance, and in writing, as to the type of programs to be offered including their character, timing, frequency and expense.

                                   EXHIBIT "B"

                                 FINANCIAL TERMS


1. Credit Responsibility of Vendor: Vendor shall be responsible for review and processing of any applications tendered by B2B members. Vendor shall be responsible for all costs arising by way of the services provided hereunder to B2B and its members, and assume responsibility for collection and payment from B2B's members for all services sold or transactions processed by Vendor. In this regard, all decisions by Vendor to provide goods and services to any B2B member shall be made by Vendor in its sole discretion and its sole credit risk.

2.   COMMISSIONS ON VENDOR SERVICES:

a. For the term of this agreement, on a monthly basis, Vendor will pay to B2B the greater of either 1) the Marketing Fee described in section 2.b. below or 2) the Commissions net of any rebates paid to B2B Members described in section 2.c. below.

b.   Vendor will pay B2B a monthly fee ("Marketing Fee") based on the following:
     i) For the term of this agreement, starting on the date B2B members receive information about Vendor, the Marketing Fee will be $[*].

c. Vendor agrees to pay B2B on a monthly basis after being paid by the shipper, a commission equal to [*]% of the net margin generated by Qualified B2B members. i) B2B agrees to rebate to its Members, [*]% of the income.

d. Should Vendor begin charging carriers for membership, Vendor agrees to pay B2B, on a monthly basis, [*] % of the membership fees that Vendor receives from Qualified B2B members.


3. Payment Terms: Vendor shall pay the amounts due, pursuant to section 3 above, to B2B not later than (15) days following the close of each month, in available U.S. funds. A late charge of the lesser of 1.5% per month or the maximum amount permitted by law will be added to past due accounts. All reasonable costs and expenses, including but not limited to attorneys' fees, court costs, and service charges incurred by B2B in collecting payment will be an expense of and a charge to Vendor. Vendor waives any existing and future claims and offsets against payments due hereunder, and agrees to pay the amounts due.

4. Other Terms: Vendor agrees to account to B2B on a monthly basis or such other regular periodic basis as hereinafter agreed to by the parties for all gross revenue generated by B2B members. At a minimum, such monthly or other regular periodic accounting shall indicate all commissions generated by each B2B member.


*CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24(b)-2.